UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

Republic Announces Information Regarding its First Quarter 2011 Refund Anticipation Loan Program

Republic Bancorp, Inc. (“Republic” or the “Company”), through its subsidiary Republic Bank & Trust Company (the “Bank”), expects the upcoming 2011 tax season to include a projected 50% or more reduction in the aggregate dollar volume of Refund Anticipation Loans (“RALs”) originated by the Bank as a result of a reduction in its maximum RAL amount to $1,500.  In addition, the Bank expects to shift a material percentage of its product offerings to Jackson Hewitt tax preparation offices during 2011, while working with an equal or slightly lower overall number of tax preparation offices than it worked with in 2010. Management believes net income within the TRS segment will increase during 2011 if the Company can achieve its projected product volumes and provision for loan loss estimates.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include losses on Refund Anticipation Loans, regulatory pressure to curtail or exit the Refund Anticipation Loan business, consumer demand for tax related products, consumer demand for Jackson Hewitt’s tax services and tax services generally, overall product mix and overhead cost to the Bank, and other factors set forth as “Risk Factors” at Part I, Item 1A in the Company’s Form 10-Q for the quarter ended September 30, 2010.

Any forward-looking statement made by us in this Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2010, the Bank amended its Program Agreement, dated September 19, 2007, as previously amended December 2, 2008, November 23, 2009, December 29, 2009, June 30, 2010 and September 30, 2010 (the “Program Agreement”) with Jackson Hewitt, Inc. (“JHI”).

The parties amended the Program Agreement to, among other things (i) extend the term of the Agreement to October 31, 2015, unless terminated earlier; (ii) name the Bank as the exclusive provider of all RAL and/or Assisted Refund (“AR”) products for a mutually agreed upon list of locations through the term of the contract; (iii) give the Bank the right of first refusal to be a financial product provider if a location is not served by another Refund Anticipation Loan provider; (iv) provide that in the event the Bank is no longer a Refund Anticipation Loan provider, the Bank shall remain JHI’s AR provider under the terms of the Sixth Amendment; and (v) provide the Bank with the right to terminate the agreement and receive payment of certain monies if the Bank experiences RAL delinquency in excess of a designated level.

As a result of this amendment, a greater percentage of the Bank’s tax product volume will be originated through Jackson Hewitt tax preparation offices; however, the total number of tax preparation offices offering the Bank’s tax products will remain equal to or below the total number of tax preparation offices offering the Bank’s products in 2010.

The Company is seeking confidential treatment from the Securities and Exchange Commission for certain portions of the Program Agreement in connection with filing such agreement as Exhibit 10.1 to this Form 8-K.

The Company has described the Program Agreement in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007, December 3, 2008, November 24, 2009, December 30, 2009, July 2, 2010 and September 30, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1	Program Agreement Sixth Amendment dated December 14, 2010, between Republic Bank & Trust Company and Jackson Hewitt Inc.*

*	Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of the agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: December 17, 2010	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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